Chordiant Software Announces Financial Results For the Third
 Quarter of Fiscal Year 2008 Ended June 30, 2008
Reports Continued Profitability and Positive Cash Flows From Operations

Cupertino, Calif.—July 31, 2008— Chordiant Software, Inc. (Nasdaq: CHRD), the leading provider of Customer Experience (Cx™) software and services, today announced its financial results for the third quarter of fiscal year 2008 ended June 30, 2008, and filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Third Quarter Fiscal Year 2008 Financial Highlights

▪	Total revenues of $30.7 million, up 24% from prior quarter;

▪	License revenues of $11.0 million, up 128% sequentially;

▪	Non-GAAP earnings per fully diluted share of $0.08, with Generally Accepted Accounting Principles (“GAAP”) earnings per fully diluted share of $0.02;

▪	Bookings of $26.4 million, up 30% sequentially;

▪	Ending backlog of $89.6 million; and

▪	Generated cash flows from operations of $4.6 million.

Business Highlights

▪	Signed two new transactions greater than $1 million;

▪	Received an order greater than $1 million associated with an existing customer commitment;

▪	Received significant add-on license transactions at Citi totaling just under $1 million;

▪	Went live with Vodafone in their initial implementation;

▪	Named as the winner of IBM’s 2008 IMPACT Business Process Management Award;

▪	Expanded product offering with two new product releases; Recommendation Advisor 6.1 and Collections Manager 2.0; and

▪	Chairman, President and CEO, Steven R. Springsteel captures Ernst & Young Entrepreneur of the Year 2008 Northern California Award.

“The business environment continued to be challenging in the third quarter,” stated Steven R. Springsteel, Chairman, President and Chief Executive Officer.  “However, I am pleased with how our organization executed despite the weak macroeconomic backdrop.  We continue to see strong activity in emerging markets and within our installed base, and believe that the investments we have made are on track to pay future dividends.”

Third Quarter Fiscal Year 2008 Financial Results
Total revenues for the third quarter of fiscal year 2008 were $30.7 million, up 24% sequentially from the $24.7 million recorded in the quarter ended March 31, 2008, but down 16% from the $36.8 million reported for the third quarter of fiscal year 2007 ended June 30, 2007. The third quarter of fiscal year 2007 included the recognition of $8.0 million in license revenues that had previously been deferred until a new product offering was released.

License revenues for the third quarter of fiscal year 2008 were $11.0 million, up significantly from the $4.8 million reported in the prior quarter, but down compared to the $14.1 million reported for the third quarter of fiscal year 2007. Service revenues for the third quarter of fiscal year 2008 were $19.8 million, compared to $22.7 million reported for the same period of fiscal year 2007.

Chordiant reported GAAP net income of $0.8 million or fully diluted GAAP earnings per share of $0.02 for the third quarter of fiscal year 2008, compared to $6.5 million and $0.19 for the same period of fiscal year 2007.

Chordiant reported third quarter fiscal year 2008 non-GAAP net income of $2.4 million, or fully diluted non-GAAP earnings per share of $0.08, compared to non-GAAP net income of $7.1 million, or fully-diluted non-GAAP earnings per share of $0.21 for the third quarter of fiscal year 2007. Non-GAAP net income excludes stock-based compensation expense and the amortization of purchased intangible assets.

Deferred Revenue
Deferred revenue at the end of the third quarter of fiscal year 2008 was $51.8 million, a decrease of $16.2 million as compared to the ending balance of $68.0 million at September 30, 2007.  Deferred revenue does not include future amounts due relating to the previously announced Vodafone transaction.

Bookings
Bookings were $26.4 million for the third quarter, up 30% sequentially.  Bookings for the first three quarters of fiscal year 2008 totaled $96.6 million.

Backlog of Business
At June 30, 2008, Chordiant's backlog, which includes deferred revenue, decreased to $89.6 million from $93.5 million at the end of the prior quarter.  The primary reason for the decrease was the recognition of license revenues during the period.  Backlog includes $20.7 million of remaining commitments related to the Vodafone transaction that was closed in the first quarter of fiscal year 2008.

Cash Position
Chordiant’s cash, cash equivalents, restricted cash and marketable securities position decreased by approximately $25.9 million during the nine months of fiscal year 2008 to $64.6 million at June 30, 2008, as compared to $90.5 million at September 30, 2007. The decrease in the cash balance includes the $18.6 million used in the second and third fiscal quarter for the share repurchase program which concluded on April 30, 2008.

During the third quarter of fiscal year 2008, cash flows from operations generated $4.6 million of cash.

Non-GAAP Financial Measurements
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the section of the accompanying tables titled "Non-GAAP Financial Measures" as well as the related Tables C and D which follow it.

Fiscal Year 2008 Financial Guidance
“We remain committed to running a profitable business and believe the recent reduction and reallocation of our workforce enables us to do this even in today’s challenging environment,” said Steven R. Springsteel. “We continue to take a conservative stance to our outlook, specifically as it relates to North American and United Kingdom financial services markets but believe that the investments we have been making in alliances and in geographic and vertical diversification will positively impact our results over the next several quarters.”

Management is updating fiscal year 2008 guidance as follows:

▪	Total bookings for fiscal year 2008 are expected to range between $124 million and $128 million;

▪	Total revenues for fiscal year 2008 are expected to range from $114 million to $117 million;

▪
GAAP primary and fully diluted EPS is expected to range between $0.00 and $0.07 and non-GAAP fully diluted EPS is expected to range between $0.18 and $0.25. These earnings estimates for fiscal year 2008 are based on approximately 31.9 million diluted shares outstanding;

▪	We expect the ending deferred revenue balances for fiscal year 2008 to increase slightly from the June 30, 2008 balance; and

▪	Finally, Chordiant expects to end the year with approximately $63 million in aggregate cash, cash equivalents, marketable securities and restricted cash.

Conference Call and Webcast Information
Chordiant will host a conference call and webcast to discuss its financial results for the third quarter of fiscal year 2008 ended June 30, 2008 today, Thursday, July 31, 2008 at 2:00 p.m. (PT), 5:00 p.m. (ET) and 10:00 pm (GMT). A live audio webcast will be available to investors and the public from the following website:  http://www.veracast.com/webcasts/chordiant2/85118109.cfm

Alternatively, you may prefer to access Chordiant’s website at http://www.chordiant.com, where you will see the event listed on the homepage. Access is also possible from Chordiant’s Investor Relations website.

The webcast will be archived on the Chordiant website; in addition, a telephone replay will be available on Thursday, July 31, 2008, beginning at approximately 4:00 p.m. Pacific Time, 7:00 p.m. Eastern Time for seven days after the live call. The replay can be accessed by dialing (800) 405-2236, access code 11117143#.

About Chordiant Software, Inc.
Chordiant helps leading global brands with high-volume customer service needs deliver the best possible customer experience. Unlike traditional business applications, Chordiant Customer Experience (Cx) front-office solutions blend multi-channel interaction management with predictive desktop decisioning, enabling companies to capture and effectively anticipate and respond to customer behavior in all channels, in real-time. For global leaders in insurance/healthcare, telecommunications and financial services, this deeper understanding cultivates a lasting, one-to-one relationship that aligns the most appropriate value proposition to each consumer. With Chordiant Cx solutions, customer loyalty, operational productivity and profitability reach new levels of return. For more information, visit Chordiant at www.chordiant.com

Safe Harbor Statement
This news release includes "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Forward-looking statements in this release are generally identified by words, such as "believes," "plans," "expects," "will," "guidance," and similar expressions which are intended to identify forward-looking statements. There are a number of important factors that could cause the results of Chordiant to differ materially from those indicated by these forward-looking statements, including, among others, whether Chordiant will be able to attract and close license transactions with new and existing customers and achieve its revenue targets. Other risks relating to Chordiant's products are detailed under "Risk Factors" in Chordiant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, as filed with the Securities and Exchange Commission. This filing is available on a Web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Chordiant does not undertake an obligation to update forward-looking or other statements in this release.

Chordiant and the Chordiant logo are registered trademarks of Chordiant Software, Inc. The Customer Experience Company and Cx are trademarks of Chordiant Software, Inc. All other trademarks and registered trademarks are the properties of their respective owners.

NON-GAAP FINANCIAL MEASURES
The accompanying press release dated July 31, 2008 contains non-GAAP financial measures. Tables C and D reconcile the non-GAAP financial measures contained in the press release to the most directly comparable financial measures prepared in accordance with GAAP. These non-GAAP financial measures include non-GAAP total cost of revenue, non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss) and basic and diluted non-GAAP net income (loss) per share.Chordiant continues to provide all information required in accordance with GAAP and does not suggest or believe non-GAAP financial measures should be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Chordiant believes that these non-GAAP financial measures provide meaningful supplemental information regarding its operating results primarily because they exclude amounts Chordiant does not consider part of ongoing operating results when assessing the performance of certain functions, certain geographies or certain members of senior management.

The operating budgets of functional managers do not include stock-based compensation expenses, acquisition-related costs, restructuring costs and certain other excluded items that may impact their functions’ profitability, and accordingly, we exclude these amounts from our measures of functional performance. We also exclude these amounts from our internal planning and forecasting process. We believe that our non-GAAP financial measures also facilitate the comparison of results for current periods and guidance for future periods with results for past periods. We exclude the following items from our non-GAAP financial measures:

Stock-based compensation expense. Our non-GAAP financial measures exclude stock-based compensation expenses, which consist of expenses for stock options, restricted stock and restricted stock units. Additionally, recent comparative periods in certain prior years also included stock-based compensation for certain stock options that were subject to variable accounting. Under variable accounting, movements in the market value of our stock caused significant unpredictable charges or benefits from period to period. The operating budgets of functional or geographic managers do not include stock-based compensation expenses impacting their function’s income (loss) and, accordingly, we exclude stock-based compensation expenses from our measures of functional or geographic performance. While stock-based compensation is a significant expense affecting our results of operations, management excludes stock-based compensation from our budget and planning process. We exclude stock-based compensation expenses from our non-GAAP financial measures for these reasons and the other reasons stated above. We compute weighted average dilutive shares using the method required by Statement of Financial Accounting Standard No. 128 for both GAAP and non-GAAP diluted net income (loss) per share.

Amortization of purchased intangible assets. In accordance with GAAP, amortization of purchased intangible assets in cost of revenue includes amortization of software and other technology assets related to acquisitions and acquisition-related charges and in operating expenses includes amortization of other purchased intangible assets such as customer lists and covenants not to compete. Acquisition activities are managed on a corporate-wide basis and the operating budgets of functional or geographic managers do not include acquisition-related costs impacting their function’s income (loss). We exclude these amounts from our measures of segment performance and from our budget and planning process. We exclude amortization of intangible assets from our non-GAAP financial measures for these reasons and the other reasons stated above.

Restructuring expense and infrequent charges. Our non-GAAP financial measures exclude restructuring expense and infrequent charges. Restructuring expense consists of expenses for excess facilities, lease termination costs, and expenses for severance charges related to reductions in our workforce. Infrequent charges primarily relate to severance expense associated with senior executive management. The operating budgets of functional or geographic managers do not include restructuring expenses and infrequent charges or the financial impact to their functions or geographies income (loss). Accordingly, we exclude restructuring expenses and infrequent charges from measures of functional or geographic performance. We also exclude these expenses in non-GAAP financial measures for these reasons and the other reasons stated.

Chordiant refers to these non-GAAP financial measures in evaluating and measuring the performance of our ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to historical operating results. Historically, we have reported similar non-GAAP financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter-to-quarter and year-to-year.

Chordiant believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Chordiant's financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Chordiant's financial results in conjunction with the corresponding GAAP measures. Because of these limitations, Chordiant qualifies the use of non-GAAP financial information in a statement when non-GAAP information is presented. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Chordiant management that similar charges and expenses will not be incurred in subsequent periods.

Table A
CHORDIANT SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2008	2007	2008	2007
Revenues:
License	$10,960	$14,094	$24,574	$40,137
Service	19,756	22,667	59,992	52,328
Total revenues	30,716	36,761	84,566	92,465
Cost of revenues:
License	304	419	920	1,456
Service	8,711	9,264	25,722	22,353
Amortization of intangible assets	303	303	908	908
Total cost of revenues	9,318	9,986	27,550	24,717
Gross profit	21,398	26,775	57,016	67,748
Operating expenses:
Sales and marketing	9,595	9,065	25,898	24,643
Research and development	6,704	7,328	19,811	20,919
General and administrative	4,665	4,584	13,687	15,490
Restructuring expense	—	—	—	6,727
Total operating expenses	20,964	20,977	59,396	67,779
Income (loss) from operations	434	5,798	(2,380)	(31)
Interest income, net	385	682	1,833	1,478
Other income, net	86	213	571	377
Income before income taxes	905	6,693	24	1,824
Provision for income taxes	146	240	219	1,146
Net income (loss)	$759	$6,453	$(195)	$678

Net income (loss) per share:
Basic	$0.03	$0.20	$(0.01)	$0.02
Diluted	$0.02	$0.19	$(0.01)	$0.02

Weighted average shares used in computing net income (loss) per share:
Basic	30,262	32,743	32,217	32,208
Diluted	30,474	34,384	32,217	33,431

Table B
CHORDIANT SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	June 30, 2008	September 30, 2007

ASSETS
Current assets:
Cash and cash equivalents	$64,332	$77,987
Marketable securities	—	12,159
Accounts receivable, net	21,346	27,381
Prepaid expenses and other current assets	6,787	5,352
Total current assets	92,465	122,879
Property and equipment, net	3,341	3,638
Goodwill	32,044	32,044
Intangible assets, net	1,817	2,725
Other assets	2,304	3,529
Total assets	$131,971	$164,815

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,848	$8,080
Accrued expenses	11,383	13,804
Deferred revenue	36,850	44,548
Total current liabilities	56,081	66,432
Deferred revenue—long-term	14,998	23,434
Restructuring costs, net of current portion	630	942
Other long-term liabilities	862	646
Total liabilities	72,571	91,454

Stockholders’ equity:
Common stock	30	33
Additional paid-in capital	281,217	295,650
Accumulated deficit	(227,110)	(226,915)
Accumulated other comprehensive income	5,263	4,593
Total stockholders’ equity	59,400	73,361
Total liabilities and stockholders’ equity	$131,971	$164,815

Table C
CHORDIANT SOFTWARE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30, 2008	June 30 2007	June 30, 2008	June 30 2007

GAAP total cost of revenue	$9,318	$9,986	$27,550	$24,717
Amortization of purchased intangible assets	(303)	(303)	(908)	(908)
Stock-based compensation expense	(148)	(63)	(411)	(224)
Non-GAAP total cost of revenue	$8,867	$9,620	$26,231	$23,585

GAAP gross profit	$21,398	$26,775	$57,016	$67,748
Amortization of purchased intangible assets	303	303	908	908
Stock-based compensation expense	148	63	411	224
Non-GAAP gross profit	$21,849	$27,141	$58,335	$68,880

GAAP income (loss) from operations	$434	$5,798	$(2,380)	$(31)
Amortization of purchased intangible assets	303	303	908	908
Restructuring expenses and infrequent charges	—	—	—	6,976
Stock-based compensation expense	1,358	365	3,516	2,234
Non-GAAP income from operations	$2,095	$6,466	$2,044	$10,087

GAAP net income (loss)	$759	$6,453	$(195)	$678
Amortization of purchased intangible assets	303	303	908	908
Restructuring expenses and infrequent charges	—	—	—	6,976
Stock-based compensation expense	1,358	365	3,516	2,234
Non-GAAP net income	$2,420	$7,121	$4,229	$10,796

GAAP net income (loss) per basic share	$0.03	$0.20	$(0.01)	$0.02
Amortization of purchased intangible assets	0.01	0.01	0.03	0.03
Restructuring expenses and infrequent charges	—	—	—	0.22
Stock-based compensation expense	0.04	0.01	0.11	0.07
Non-GAAP net income per basic share	$0.08	$0.22	$0.13	$0.34

Shares used in basic per share amounts	30,262	32,743	32,217	32,208

GAAP net income (loss) per fully diluted share	$0.02	$0.19	$(0.01)	$0.02
Amortization of purchased intangible assets	0.01	0.01	0.03	0.03
Restructuring expenses and infrequent charges	—	—	—	0.20
Stock-based compensation expense	0.05	0.01	0.11	0.07
Non-GAAP net income per fully diluted share	$0.08	$0.21	$0.13	$0.32

Shares used in fully diluted per share amounts	30,474	34,384	32,550	33,431

Table C (Continued)
CHORDIANT SOFTWARE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30, 2008
	Total Operating Expense
	Research and Development	Sales and Marketing	General and Administrative	Restructuring Expense	Total Expense

GAAP operating expense	$6,704	$9,595	$4,665	$—	$20,964
Stock-based compensation expense	(183)	(240)	(787)	—	(1,210)
Restructuring expenses and infrequent charges	—	—	—	—	—
Non-GAAP Operating expense	$6,521	$9,355	$3,878	$—	$19,754

	Three Months Ended June 30, 2007
	Total Operating Expense
	Research and Development	Sales and Marketing	General and Administrative	Restructuring Expense	Total Expense

GAAP operating expense	$7,328	$9,065	$4,584	$—	$20,977
Stock-based compensation expense	(134)	1	(169)	—	(302)
Restructuring expenses and infrequent charges	—	—	—	—	—
Non-GAAP Operating expense	$7,194	$9,066	$4,415	$—	$20,675

	Nine Months Ended June 30, 2008
	Total Operating Expense
	Research and Development	Sales and Marketing	General and Administrative	Restructuring Expense	Total Expense

GAAP operating expense	$19,811	$25,898	$13,687	$—	$59,396
Stock-based compensation expense	(527)	(711)	(1,867)	—	(3,105)
Restructuring expenses and infrequent charges	—	—	—	—	—
Non-GAAP Operating expense	$19,284	$25,187	$11,820	$—	$56,291

	Nine Months Ended June 30, 2007
	Total Operating Expense
	Research and Development	Sales and Marketing	General and Administrative	Restructuring Expense	Total Expense

GAAP operating expense	$20,919	$24,643	$15,490	$6,727	$67,779
Stock-based compensation expense	(396)	(565)	(1,049)	—	(2,010)
Restructuring expenses and infrequent charges	—	—	(249)	(6,727)	(6,976)
Non-GAAP Operating expense	$20,523	$24,078	$14,192	$—	$58,793

	Table D Chordiant Software, Inc. Forward Looking Guidance (in thousands, except for share data)
	FY 2008 GAAP Range of Estimates		Adjustments			FY 2008 Non –GAAP Range of Estimates
	From	To				From	To

Bookings	$124,000	$128,000	$			$124,000	$128,000

Revenue	$114,000	$117,000	$			$114,000	$117,000
Gross profit	77,000	79,900		1,700	[A]	78,700	81,600
Income (loss) from operations	(2,015)	(300)		5,725	[B]	3,710	5,425
Net Income	85	2,100		5,725	[B]	5,810	7,825

Net income per share	$0.00	$0.07	$			$0.18	$0.25
Shares used	31,900	31,900				31,900	31,900

[A]	Reflects estimated adjustments for $1.2 million of amortization of purchased intangibles and
$0.5 million of stock-based compensation.

[B]	Reflects estimated adjustments for $1.2 million of amortization of purchased intangibles, $4.5 million of stock-based compensation.

Chordiant Media Relations Contacts
Mo Mahmoud
Eastwick Communications
+1 (650) 480-4058
Chordiant@eastwick.com

Emma Smyth
Hotwire
+44 (0)20 7608 4698
Chordiant@hotwire.com

Chordiant Investor Relations Contact:
Karen Haus or Daniel Wood
Market Street Partners
+1 (415) 445-3238
chrd@marketstreetpartners.com